Exhibit 99.1


Investor Relations Contact:                      Media Contact:
Robert J. Vill                                   Jane Randel
Vice President, Treasury                         Vice President,
   and Investor Relations                           Public Relations
Liz Claiborne Inc.                               Liz Claiborne Inc.
201.295.7515                                     212.626.3408

         LIZ CLAIBORNE INC. POSTS RECORD 2nd QUARTER 2001 SALES AND EPS

         New York, NY July 19, 2001 - Liz Claiborne Inc. (NYSE:LIZ) announced today diluted earnings per share of $0.62 for the second quarter 2001, an increase of 6.9% compared to diluted EPS of $0.58 for the second quarter 2000. Net sales for the second quarter 2001 were $727.0 million, up 9.9% over the comparable 2000 period. Year to date, excluding the impact of a special investment gain in 2000 of $3.0 million or $0.03 per share on an after-tax basis, diluted EPS was $1.49, an increase of 8.0% compared to diluted EPS of $1.38 for the first six months of 2000. Net sales were a record $1.554 billion for the first six months of 2001 compared to $1.471 billion for the comparable 2000 period, a 5.6% increase.

          Paul R. Charron, Chairman and Chief Executive Officer, stated: "We are pleased to report our second quarter results, which represent Liz Claiborne's twenty-second consecutive quarter of sales growth and our twenty-sixth consecutive quarter of growth in earnings per share (before restructuring charges and special investment gains). We continued the execution of our multi-brand, multi-channel diversification strategy in the second quarter with the announcement of our acquisition of Mexx Group B.V., a pan-European fashion apparel and accessories company based in the Netherlands."

          Mr. Charron continued: "Our ability to successfully execute this strategy enabled us to achieve our second quarter sales and EPS levels despite the continuing significant challenges of the current macroeconomic and retail environments. For fiscal 2001, we reaffirm our previous guidance, remaining optimistic that we can achieve a 12.5% to 14.5% sales increase and a 12.5% to 14.5% increase in EPS, excluding last year's restructuring charges and special investment gain or any future stock repurchases. For the third quarter of 2001, we are optimistic that we can achieve sales and EPS increases in the mid teens, excluding the impact of last year's restructuring charges and special investment gain or any future stock repurchases. For the fourth quarter of 2001, we are optimistic that we can achieve a low twenty percent sales increase and an EPS increase in the mid teens, excluding the impact of last year's restructuring charges and special investment gain or any future stock repurchases."

          Liz Claiborne Inc. designs and markets an extensive range of women's and men's fashion apparel and accessories appropriate to wearing occasions ranging from casual to dressy. The Company also markets fragrances for women and men. Liz Claiborne Inc.'s brands include - Claiborne, Crazy Horse, Curve, Dana Buchman, Elisabeth, Emma James, First Issue, Laundry by

                                    - more -

Shelli Segal, Liz Claiborne, Lucky Brand, Meg Allen, Mexx, Monet, Russ, Sigrid Olsen and Villager. In addition, Liz Claiborne Inc. holds the exclusive, long-term license to produce and sell men's and women's collections of DKNY(R) Jeans and DKNY(R) Active in the Western Hemisphere, as well as CITY DKNY(R) better women's sportswear. The Company also has the exclusive license to produce and sell women's sportswear under the Kenneth Cole New York, Unlisted.com and Reaction Kenneth Cole brand names.

         Statements contained herein that relate to the Company's future performance, including, without limitation, statements with respect to the Company's anticipated results of operations or level of business for 2001 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include changes in regional, national, and global micro and macro-economic conditions, including the levels of consumer confidence and spending; risks related to retailer and consumer acceptance of the Company's products; risks associated with competition and the marketplace, including the financial condition of, and consolidations, restructurings and other ownership changes in, the apparel (and related products) industry and the retail industry, the introduction of new products or pricing changes by the Company's competitors, the Company's ability to effectively remain competitive with respect to product, value and service; risks associated with the Company's dependence on sales to a limited number of large department store customers, including risks related to customer requirements for vendor margin support, and those related to extending credit to customers; the Company's ability to correctly balance the level of its commitments with actual orders; the Company's ability to effectively distribute its product within its targeted markets; uncertainties relating to the Company's ability to successfully implement its growth strategies, integrate acquisitions, maintain product licenses, or successfully launch new products and lines; risks associated with the entry into new markets, either through internal development activities or acquisitions; risks associated with the possible inability of the Company's unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality standards or to comply with the Company's policies regarding labor practices; risks associated with changes in social, political, economic and other conditions affecting foreign operations and sourcing, including currency rate fluctuations; and such other economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices as are set forth in our 2000 Annual Report on Form 10-K, including, without limitation, those set forth under the heading "Business-Competition; Certain Risks". The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         The Company will sponsor a conference call today at 10:00 am EDT to discuss its second quarter 2001 results. This call will be webcast to the general public and can be accessed at www.vcall.com or via the Liz Claiborne website at www.lizclaiborne.com.

         Financial table attached

                               LIZ CLAIBORNE, INC.
                        CONSOLIDATED STATEMENTS OF INCOME

                      (In Thousands Except Per Share Data)
                                   (Unaudited)


                                                   Three Months Ended                    Six Months Ended

                                              06/30/2001        07/01/2000         06/30/2001        07/01/2000
                                              ----------        ----------         ----------        ----------

Net Sales                                         $727,035         $661,667          $1,553,685       $1,471,126
Cost of Goods Sold                                 418,796          393,913             922,584          900,498
                                                   -------          -------             -------          -------
Gross Profit                                       308,239          267,754             631,101          570,628

Selling, General & Administrative
   Expenses                                        250,019          214,802             495,180          443,331
                                                   -------          -------             -------          -------

Operating Income                                    58,220           52,952             135,921          127,297

Other (Expense) Income, net                         (1,335)              19              (2,286)           2,318

Interest (Expense), net                             (6,156)          (3,827)            (11,812)          (7,828)
                                                    -------          -------            --------          -------

Income Before Provision
   for Income Taxes                                 50,729           49,144             121,823          121,787

Income Tax Provision                                18,262           17,692              43,856           43,843
                                                    ------           ------              ------           ------
Net Income                                         $32,467          $31,452             $77,967          $77,944
                                                   =======          =======             =======          =======

Weighted Average Common Shares
   Outstanding                                      52,116           54,049              51,868           54,510

Basic Earnings per Common
   Share                                             $0.62            $0.58               $1.50            $1.43
                                                     =====            =====               =====            =====

Weighted Average Common Shares and
   Share Equivalents Outstanding                    52,626           54,525              52,436           54,910

Diluted Earnings per Common Share                    $0.62            $0.58               $1.49            $1.42
                                                     =====            =====               =====            =====


Supplemental Information:
   Diluted Earnings per Common Share
     Excluding Special Investment Gain               $0.62            $0.58               $1.49            $1.38
                                                     =====            =====               =====            =====


   Dividends per Common Share (Rounded
     to the nearest penny)                           $0.11            $0.11               $0.23            $0.23
                                                     =====            =====               =====            =====
